As filed with the Securities and Exchange Commission on June 30, 2008
Commission File No. 333-31871

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post Effective Amendment No. 1 to
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
GENERAL CABLE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	06-1398235

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
4 Tesseneer Drive
Highland Heights, Kentucky 41076

(Address of principal executive offices) (Zip Code)
GENERAL CABLE CORPORATION AND SUBSIDIARIES
BENEFIT EQUALIZATION PLAN

(Full title of the plan)
ROBERT J. SIVERD, ESQUIRE
Executive Vice President, General Counsel and Secretary
General Cable Corporation
4 Tesseneer Drive
Highland Heights, Kentucky 41076
(859) 572-8000

(Name and address of agent for service)
(Telephone number, including area code, of agent for service)
Copies of Communications to:

Jarrod B. Pontius, Esquire General Cable Corporation 4 Tesseneer Drive Highland Heights, Kentucky 41076 (859) 572-8000	Alan H. Lieblich, Esquire Jeffrey M. Taylor, Esquire Blank Rome LLP One Logan Square Philadelphia, Pennsylvania 19103 (215) 569-5500
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE
     General Cable Corporation (the “Registrant”) is filing this Post-Effective Amendment No. 1 to deregister certain shares of the Registrant’s common stock, $.01 par value per share (the “Common Stock”), originally registered for issuance under the General Cable Corporation and Subsidiaries Benefit Equalization Plan (the “Benefit Equalization Plan”) pursuant to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on July 23, 1997 (Registration No. 333-31871) (the “Registration Statement”). Pursuant to the Registration Statement, a total of 50,000 shares of Common Stock were registered for issuance under the Benefit Equalization Plan.
     Effective as of September 13, 2007 (the “Effective Date”), the Benefit Equalization Plan was merged with and into the General Cable Corporation Deferred Compensation Plan (the “Deferred Compensation Plan”). No future awards have been or will be made under the Benefit Equalization Plan (except as it may be a part of the Deferred Compensation Plan) after the Effective Date. Outstanding plan accounts and balances under the Benefits Equalization Plan have been, and will continue to be, governed by the Deferred Compensation Plan as of the Effective Date. The total number of unissued shares of Common Stock under the Benefit Equalization Plan, which have been carried forward to the Deferred Compensation Plan as of the Effective Date, was 27,332 (the “Carried Forward Shares”). The Carried Forward Shares are hereby deregistered under this Post-Effective Amendment No. 1.
     Concurrently with the filing of this Post-Effective Amendment No. 1, the Registrant is filing a Registration Statement on Form S-8 to register securities for issuance pursuant to the Deferred Compensation Plan, including but not limited to the Carried Forward Shares.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Highland Heights, Commonwealth of Kentucky, on this 30th day of June, 2008.

GENERAL CABLE CORPORATION
By:	/s/ Gregory B. Kenny
Gregory B. Kenny
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to Registration Statement was signed by the following persons in the capacities and on the dates indicated.

June 30, 2008	/s/ Gregory B. Kenny

Gregory B. Kenny
President and Chief Executive Officer (Principal Executive Officer) and Director

June 30, 2008	/s/ Brian J. Robinson

Brian J. Robinson
Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

June 30, 2008	/s/ Robert J. Siverd

Robert J. Siverd
Executive Vice President, General Counsel and Secretary

June 30, 2008	/s/ Gregory E. Lawton

Gregory E. Lawton
Director

June 30, 2008	/s/ Craig P. Omtvedt

Craig P. Omtvedt
Director

June 30, 2008	/s/ Robert L. Smialek

Robert L. Smialek
Director

June 30, 2008	/s/ John E. Welsh, III

John E. Welsh, III
Director

     Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Highland Heights, Commonwealth of Kentucky, on this 30th day of June, 2008.

GENERAL CABLE CORPORATION DEFERRED COMPENSATION PLAN
By:	/s/ Robert J. Siverd
Robert J. Siverd
Member, Administration Committee

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